PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                  [Letterhead]

                                   June 26, 1998

TelePad Corporation
380 Herndon Parkway
Suite 1900
Herndon, Virginia  20170

Gentlemen:

            We have acted as counsel to TelePad Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 4,200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock").

            Capitalized terms used herein and not defined shall have the meaning given to them in the Registration Statement.

            In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation as amended and restated to date, (ii) By-laws as amended to date and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

            Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon conversion pursuant to the terms of the applicable Subscription Agreements, Convertible Notes and Put Notes and when issued and delivered upon exercise pursuant to the terms of the Warrants, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                         Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP